1. Amended and Restated Agreement and Declaration of Trust dated
March 21, 2014  Incorporated by reference to PostEffective
Amendment No. 38 to the Registrants Registration Statement filed on September 26, 2014.

3. Management Contract with Putnam Investment Management, LLC dated February 27, 2014 Incorporated by reference to PostEffective Amendment No. 38 to the Registrants Registration
Statement filed on September 26, 2014.

4. SubManagement Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A dated March 7, 2014 Incorporated by reference to PostEffective Amendment No. 38 to the Registrants Registration Statement filed on September 26, 2014.